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                                                                   EXHIBIT 10.50



                            NONCOMPETITION AGREEMENT


        THIS NONCOMPETITION AGREEMENT is made and entered into this 15th day of August 1997, by and between David E. Wertheimer, an individual ("Stockholder"), and Raytel Medical Corporation, a Delaware corporation ("Raytel"). For the purposes of this Agreement, "Raytel" shall be deemed to include Raytel and its majority owned direct and indirect subsidiaries during the term of this Agreement.

                                           Recitals

        A. Cardiovascular Ventures, Inc., a Delaware corporation ("CVI"), directly and through its subsidiaries, is engaged in the business of developing and managing cardiac catheterization facilities and the management of a professional physician association that operates a multi-speciality clinic (the "Business of CVI");

        B. Pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") as of dated August 11, 1997 by and among Raytel, CVI and the Stockholders of CVI, Raytel is acquiring CVI through the purchase of all outstanding shares of the capital stock of CVI (the "Acquisition") pursuant to which CVI will continue to operate the Business of CVI as a wholly-owned subsidiary of Raytel;

        C. Stockholder is the beneficial owner of shares of capital stock of CVI and is an officer or a key employee of CVI;

        D. Stockholder has been actively involved in the management of CVI; and

        E. In consideration of and as an inducement to Raytel to consummate the Acquisition, Stockholder, intending to be bound hereby, has agreed to execute this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1. Covenant Not to Compete.

           (a) Stockholder agrees that, except as otherwise set forth in paragraph (b) below, for so long as he is employed by or serves as a consultant to Raytel and for a period of two (2) years thereafter (the "Noncompetition Period"), he will not, directly or indirectly, individually or as an owner, partner, stockholder, joint venturer, corporate officer, director, employee, consultant, principal, agent, trustee or licensor, or in any other similar capacity whatsoever of or for any person, firm, partnership, company or corporation (other than Raytel), solicit, request or advise any of the customers, prospective customers, suppliers or other business contacts of CVI or Raytel, or any subsidiary or joint venture of CVI or Raytel, with which Stockholder had contact or of which he had knowledge while employed by CVI or Raytel to withdraw, curtail, cancel or not increase their business with CVI or Raytel. Stockholder agrees to notify Raytel of each employment or consulting position he accepts during the Noncompetition Period (including




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the name and address of the hiring party) and will, upon request by Raytel, describe in reasonable detail the nature of his duties in each such position.

           (b) Notwithstanding the provisions of paragraph (a) above, the Noncompetition Period will terminate upon the date one (1) year after any transaction or series of transactions pursuant to which any person (or group of persons) other than the current affiliates of Raytel acquires more than fifty percent (50%) of the outstanding shares of Raytel's voting securities, whether pursuant to a tender offer, exchange offer, merger or otherwise.

        2. Nonsolicitation of Employees and Consultants. During the Noncompetition Period, Stockholder agrees that he will not directly or indirectly solicit, influence, entice or encourage any person who at such time is, or who at any time in the three (3) month period prior to such time had been, an employee of or consultant to Raytel or CVI, or any subsidiary of CVI, to cease or curtail his or her relationship therewith.

        3. Nondisruption; Other Matters. During the Noncompetition Period, Stockholder agrees that he will not directly or indirectly interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between Raytel or CVI, on the one hand, and any of their respective customers, suppliers or employees, on the other hand.

        4. Equitable Relief. Stockholder acknowledges and agrees that Raytel's remedies at law for breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, Stockholder agrees that, in the event of such breach, in addition to any remedies at law it may have, Raytel, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may be available. Stockholder further acknowledges that should Stockholder violate any of the provisions of this Agreement, it will be difficult to determine the amount of damages resulting to Raytel and that in addition to any other remedies it may have, Raytel shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages.

        5. Acknowledgment. Each of Stockholder and Raytel acknowledges and agrees that the covenants and agreements contained in this Agreement have been negotiated in good faith by the parties, are reasonable and are not more restrictive or broader than necessary to protect the interests of the parties thereto, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical areas than are provided herein. Each party further acknowledges that Raytel would not enter into the Stock Purchase Agreement and the transactions contemplated thereby in the absence of the covenants and agreements contained in this Agreement and that such covenants and agreements are essential to protect the value of CVI to Raytel.

        6. Separate Covenants. The covenants contained in this Agreement shall be construed as a series of separate covenants, one for each of the counties in each of the states of the United States of America.




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        7. Severability. The parties agree that construction of this Agreement shall be in favor of its reasonable nature, legality and enforceability, and that any construction causing unenforceability shall yield to a construction permitting enforceability. It is agreed that the noncompetition and nonsolicitation covenants and provisions of this Agreement are severable, and that if any single covenant or provision or multiple covenants or provisions should be found unenforceable, the entire Agreement and remaining covenants and provisions shall not fail but shall be construed as enforceable without any severed covenant or provision in accordance with the tenor of this Agreement. The parties specifically agree that no covenant or provision of this Agreement shall be invalidated because of overbreadth insofar as the parties acknowledge the scope of the covenants and provisions contained herein to be reasonable and necessary for the protection of Raytel and CVI and not unduly restrictive upon Stockholder. However, should a court or any other trier of fact or law determine not to enforce any covenant or provision of this Agreement as written due to overbreadth, then the parties agree that said covenant or provision shall be enforced to the extent reasonable, with the court or such trier to make any necessary revisions to said covenant or provision to permit its enforceability.

        8. Not an Employment Agreement. This Agreement is not, and nothing in this Agreement shall be construed as, an agreement to provide employment to Stockholder. The provisions of Paragraphs 1, 2, and 3 of this Agreement shall be operative regardless of the reasons for any termination of Stockholder's employment and regardless of the performance or nonperformance by any party under any other section of this Agreement.

        9. Governing Law. This Agreement is made under and shall be governed by, construed in accordance with and enforced under the internal laws of the State of Delaware. All disputes arising under this Agreement shall be brought in the federal and state courts located in Santa Clara County, California, as permitted by law, and each of the parties hereby consents to the personal jurisdiction, service of process and venue of such courts.

        10. Entire Agreement. This Agreement, together with the Stock Purchase Agreement, constitutes and contains the entire agreement and understanding concerning the subject matter addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein or in the Stock Purchase Agreement.

        11. Notices. Any notice or other communication under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

           If to Stockholder: David E. Wertheimer
           2443 S.W. Brookwood Lane
           Palm City, FL 34990
           Facsimile:_______________




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           If to Raytel:      Raytel Medical Corporation
                              2755 Campus Drive, Suite 200
                              San Mateo, CA 94403-2515
                              Facsimile: (650) 349-8850
                              Attn:  President

        with a copy to:       Gray Cary Ware & Freidenrich
                              400 Hamilton Avenue
                              Palo Alto, CA  94301
                              Facsimile: (650) 327-3699
                              Attn: Dennis C. Sullivan

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

        12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

        13. Amendments; No Waiver.

           (a) No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

           (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

        14. Assignment. This Agreement may be assigned by Raytel to any affiliate of Raytel or to any nonaffiliate of Raytel that shall succeed to the business and assets of Raytel, CVI or the Business of CVI. In the event of any such assignment, Raytel shall cause such affiliate or nonaffiliate, as the case may be, to assume the obligations of Raytel hereunder, by a written agreement addressed to Stockholder, concurrently with any assignment with the same effect as if such assignee were "Raytel" hereunder. This Agreement is personal to Stockholder, and Stockholder may not assign any rights or delegate any responsibilities hereunder.

        15. Headings. The headings of paragraphs in this Agreement are solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Agreement.




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        16. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        By:  /s/ DAVID WERTHEIMER
                                           ------------------------------------

                                        Print Name: David E. Wertheimer
                                                   ----------------------------

                                        RAYTEL MEDICAL CORPORATION


                                        By:  /s/ RICHARD F. BADER
                                           ------------------------------------

                                        Title: CHAIRMAN AND CEO
                                              ---------------------------------





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